Exhibit 99.1

FOR IMMEDIATE RELEASE

Plains All American Pipeline and Plains GP Holdings Report Fourth-Quarter and Full-Year 2020 Results

    (Houston — February 9, 2021) Plains All American Pipeline, L.P. (Nasdaq: PAA) and Plains GP Holdings (Nasdaq: PAGP) today reported fourth-quarter and full-year 2020 results and provided an update on other matters, as highlighted below.

Summary Highlights

•Reported fourth-quarter and full-year 2020 net cash flow from operations of $258 million and $1,514 million, respectively, and a net loss of $28 million and $2,590 million, respectively. Reported full-year net loss incorporates the impact of $3.4 billion of non-cash goodwill and asset impairment charges incurred in the year

•Delivered fourth-quarter and full-year 2020 Adjusted EBITDA of $559 million and $2,560 million, respectively (full-year results within 1% of original guidance furnished in February of 2020)

•Completed ~$450 million of assets sales in 2020

•Reduced full-year 2020 field operating costs and general and administrative expenses by approximately $250 million, or 16%, versus 2019, with expectation for approximately 50% of these cost savings to endure in future years

•Achieved our annual 20%+ reduction goal in key Safety and Environmental metrics (represents more than a 50% reduction in each of these metrics since 2017 and reflects our best year since formally tracking these metrics)

•Estimate 2021 Free Cash Flow after distributions of +/- $300 million, or more than $1 billion when including anticipated proceeds from asset sales targeted in 2021

•Increased 2021 asset sales target to +/- $750 million (+$150 million)

“From almost any perspective, 2020 was an extremely challenging year for the world in general and our industry in particular,” stated Willie Chiang, Chairman and CEO of Plains. “Despite the challenges, we capitalized on the opportunity to advance several key initiatives, which accelerated our transition to maximizing free cash flow. The collective result of our actions enabled us to improve our 2020 cash positioning significantly, position the company to generate meaningful free cash flow in 2021 and beyond and activate an equity repurchase program as an additional method of returning cash to equity holders, which we are balancing with our priorities of reducing debt and maintaining an investment-grade balance sheet. We have conviction in the long-term need for crude oil as part of any energy transition and the value of our business and sustainability of our cash flow stream, and we are well positioned to generate a significant level of positive free cash flow after distributions on a multi-year basis going forward.”
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Plains All American Pipeline

Summary Financial Information (unaudited)
(in millions, except per unit data)

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
GAAP Results	2020	2019	Change	2020	2019	Change
Net income/(loss) attributable to PAA (1)	$(28)	$306	(109)%	$(2,590)	$2,171	(219)%
Diluted net income/(loss) per common unit	$(0.11)	$0.35	(131)%	$(3.83)	$2.65	(245)%
Diluted weighted average common units outstanding (2)	726	729	—%	728	800	(9)%
Net cash provided by operating activities	$258	$726	(64)%	$1,514	$2,504	(40)%
Distribution per common unit declared for the period	$0.18	$0.36	(50)%	$0.72	$1.44	(50)%

(1)Reported results for the twelve months ended December 31, 2020 include aggregate non-cash goodwill and asset impairments and the write-down of certain of our investments in unconsolidated entities totaling $3.4 billion representing a twelve-month net loss of $4.69 after tax per common unit.
(2)For the twelve months ended December 31, 2019, includes all potentially dilutive securities (our Series A preferred units and equity-indexed compensation awards) outstanding during the period. See the “Computation of Basic and Diluted Net Income/(Loss) Per Common Unit” table attached hereto for additional information.

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
Non-GAAP Results (1)	2020	2019	Change	2020	2019	Change
Adjusted net income attributable to PAA	$261	$517	(50)%	$1,331	$2,063	(35)%
Diluted adjusted net income per common unit	$0.29	$0.63	(54)%	$1.55	$2.51	(38)%
Adjusted EBITDA	$559	$860	(35)%	$2,560	$3,237	(21)%
Implied DCF per common unit and common equivalent unit	$0.46	$0.71	(35)%	$2.29	$2.91	(21)%
Free cash flow	$228	$326	**	$423	$861	**
Free cash flow after distributions	$35	$2	**	$(430)	$(341)	**

** Indicates that variance as a percentage is not meaningful.
(1)See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding certain selected items that PAA believes impact comparability of financial results between reporting periods, as well as for information regarding non-GAAP financial measures (such as Adjusted EBITDA, Implied DCF, Free Cash Flow and Free Cash Flow After Distributions) and their reconciliation to the most directly comparable measures as reported in accordance with GAAP.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

    Segment Adjusted EBITDA for the fourth quarter and full year of 2020 and 2019 is presented below:

Summary of Selected Financial Data by Segment (unaudited)
(in millions)

	Segment Adjusted EBITDA
	Transportation	Facilities	Supply and Logistics
Three Months Ended December 31, 2020	$383	$172	$4
Three Months Ended December 31, 2019	$451	$176	$232
Percentage change in Segment Adjusted EBITDA versus 2019 period	(15)%	(2)%	(98)%
Percentage change in Segment Adjusted EBITDA versus 2019 period further adjusted for impact of divested assets (1)	(14)%	7%	N/A

	Segment Adjusted EBITDA
	Transportation	Facilities	Supply and Logistics
Twelve Months Ended December 31, 2020	$1,616	$731	$210
Twelve Months Ended December 31, 2019	$1,722	$705	$803
Percentage change in Segment Adjusted EBITDA versus 2019 period	(6)%	4%	(74)%
Percentage change in Segment Adjusted EBITDA versus 2019 period further adjusted for impact of divested assets (1)	(5)%	7%	N/A

(1)Estimated impact of divestitures completed during 2019 and 2020, assuming an effective date of January 1, 2019. Divested assets primarily included certain NGL storage terminals and Los Angeles Basin crude oil storage terminals that were previously included in our Facilities segment and the sale of a portion of our interest in a joint venture pipeline that was previously reported in our Transportation segment.

    Fourth-quarter 2020 Transportation Segment Adjusted EBITDA decreased 15% versus comparable 2019 results due to reductions in tariff volumes in multiple regions resulting from lower crude oil prices, reduced drilling and completion activity and compressed regional basis differentials, partially offset by the benefit of operational cost savings.

    Fourth-quarter 2020 Facilities Segment Adjusted EBITDA decreased 2% versus comparable 2019 results primarily due to the impact of asset sales and decreased activity at certain of our rail terminals resulting from less favorable market conditions, partially offset by the favorable impact of operational cost savings and increased capacity at certain of our Mid-Continent and Gulf Coast crude oil storage terminals.

    Fourth-quarter 2020 Supply and Logistics Segment Adjusted EBITDA decreased 98% versus comparable 2019 results due to less favorable crude oil differentials in both the Permian Basin and Canada as well as a less favorable Canadian NGL market due to warmer seasonal weather, partially offset by the benefit of contango-based margin opportunities.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

2021 Full-Year Guidance

    The table below presents our full-year 2021 financial and operating guidance:

Financial and Operating Guidance (unaudited)
(in millions, except volumes, per unit and per barrel data)

	Twelve Months Ended December 31,
	2019	2020	2021 (G)
			+ / -
Segment Adjusted EBITDA
Transportation	$1,722	$1,616	$1,530
Facilities	705	731	570
Fee-Based	$2,427	$2,347	$2,100
Supply and Logistics	803	210	50
Adjusted other income/(expense), net	7	3	—
Adjusted EBITDA (1)	$3,237	$2,560	$2,150
Interest expense, net of certain non-cash items (2)	(407)	(415)	(410)
Maintenance capital	(287)	(216)	(195)
Current income tax expense	(112)	(51)	(30)
Other	(55)	3	(25)
Implied DCF (1)	$2,376	$1,881	$1,490
Preferred unit distributions paid (3)	(198)	(198)	(200)
Implied DCF Available to Common Unitholders	$2,178	$1,683	$1,290

Implied DCF per Common Unit and Common Equivalent Unit (1)	$2.91	$2.29	$1.82

Distributions per Common Unit (4)	$1.38	$0.90	$0.72
Common Unit Distribution Coverage Ratio	2.17x	2.57x	2.49x

Diluted Adjusted Net Income per Common Unit (1)	$2.51	$1.55	$0.95

Operating Data
Transportation
Average daily volumes (MBbls/d)	6,893	6,340	6,200
Segment Adjusted EBITDA per barrel	$0.68	$0.70	$0.68

Facilities
Average capacity (MMBbls/Mo)	125	124	112
Segment Adjusted EBITDA per barrel	$0.47	$0.49	$0.42

Supply and Logistics
Average daily volumes (MBbls/d)	1,369	1.318	1,380
Segment Adjusted EBITDA per barrel	$1.61	$0.43	$0.10

Investment Capital	$1,340	$921	$425

First-Quarter 2021 Adjusted EBITDA as a Percentage of Full Year			23%

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

(G) 2021 Guidance forecasts are intended to be + / - amounts.
(1)See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the Non-GAAP Reconciliation tables attached hereto for information regarding non-GAAP financial measures and, for the historical 2019 and 2020 periods, their reconciliation to the most directly comparable measures as reported in accordance with GAAP. We do not provide a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures on a forward-looking basis as it is impractical to forecast certain items that we have defined as “Selected Items Impacting Comparability” without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of and the periods in which such items may be recognized. Thus, a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures could result in disclosure that could be imprecise or potentially misleading.
(2)Excludes certain non-cash items impacting interest expense such as amortization of debt issuance costs and terminated interest rate swaps.
(3)Cash distributions paid to our preferred unitholders during 2019 and 2020. 2021(G) reflects the current annualized distribution requirement of $2.10 per Series A preferred unit and the current annualized distribution requirement of $61.25 per Series B preferred unit. Distributions on our Series B preferred units are payable in cash semi-annually in arrears on May 15 and November 15.
(4)Cash distributions per common unit paid during 2019 and 2020. 2021(G) reflects the current annualized distribution rate of $0.72 per common unit.

Plains GP Holdings

    PAGP owns an indirect non-economic controlling interest in PAA’s general partner and an indirect limited partner interest in PAA. As the control entity of PAA, PAGP consolidates PAA’s results into its financial statements, which is reflected in the condensed consolidating balance sheet and income statement tables included at the end of this release. Information regarding PAGP’s distributions is reflected below:

	Q4 2020	Q3 2020	Q4 2019
Distribution per Class A share declared for the period	$0.18	$0.18	$0.36
Q4 2020 distribution percentage change from prior periods		—%	(50)%

Conference Call

    PAA and PAGP will hold a joint conference call at 4:30 p.m. CT on Tuesday, February 9, 2021 to discuss the following items:

1.PAA’s fourth-quarter and full-year 2020 performance;
2.Capitalization and liquidity; and
3.Financial and operating guidance.

Conference Call Webcast Instructions

To access the internet webcast, please go to https://event.webcasts.com/starthere.jsp?ei=1418937&tp_key=f158236b02.

Alternatively, the webcast can be accessed on our website (www.plainsallamerican.com) under Investor Relations (Navigate to: Investor Relations / either “PAA” or “PAGP” / News & Events / Quarterly Earnings). Following the live webcast, an audio replay in MP3 format will be available on our website within two hours after the end of the call and will be accessible for a period of 365 days. A transcript will also be available after the call at the above referenced website.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Non-GAAP Financial Measures and Selected Items Impacting Comparability

To supplement our financial information presented in accordance with GAAP, management uses additional measures known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future and to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes.

The primary additional measures used by management are earnings before interest, taxes, depreciation and amortization (including our proportionate share of depreciation and amortization of unconsolidated entities), gains and losses on asset sales and asset impairments, goodwill impairment losses and gains on and impairments of investments in unconsolidated entities, adjusted for certain selected items impacting comparability (“Adjusted EBITDA”), Implied distributable cash flow (“DCF”), Free Cash Flow and Free Cash Flow After Distributions.

Our definition and calculation of certain non-GAAP financial measures may not be comparable to similarly-titled measures of other companies. Adjusted EBITDA, Implied DCF and certain other non-GAAP financial performance measures are reconciled to Net Income/(Loss), and Free Cash Flow and Free Cash Flow After Distributions are reconciled to Net Cash Provided by Operating Activities, (the most directly comparable measures as reported in accordance with GAAP) for the historical periods presented in the tables attached to this release, and should be viewed in addition to, and not in lieu of, our Consolidated Financial Statements and accompanying notes. In addition, we encourage you to visit our website at www.plainsallamerican.com (in particular the section under “Financial Information” entitled “Non-GAAP Reconciliations” within the Investor Relations tab), which presents a reconciliation of our commonly used non-GAAP and supplemental financial measures.

Performance Measures

Management believes that the presentation of Adjusted EBITDA and Implied DCF provides useful information to investors regarding our performance and results of operations because these measures, when used to supplement related GAAP financial measures, (i) provide additional information about our core operating performance and ability to fund distributions to our unitholders through cash generated by our operations and (ii) provide investors with the same financial analytical framework upon which management bases financial, operational, compensation and planning/budgeting decisions. We also present these and additional non-GAAP financial measures, including adjusted net income attributable to PAA and basic and diluted adjusted net income per common unit, as they are measures that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These non-GAAP measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) gains and losses on derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), gains and losses on derivatives that are related to investing activities (such as the purchase of linefill) and inventory valuation adjustments, as applicable, (iii) long-term inventory costing adjustments, (iv) items that are not indicative of our core operating results and business outlook and/or (v) other items that we believe should be excluded in understanding our core operating performance. These measures may further be adjusted to include amounts related to deficiencies associated with minimum volume commitments whereby we have billed the counterparties for their deficiency obligation and such amounts are recognized as deferred revenue in “Other current liabilities” in our Consolidated Financial Statements. We also adjust for amounts billed by our equity method investees related to deficiencies under minimum volume commitments. All such amounts are presented net of applicable amounts subsequently recognized into revenue. Furthermore, the calculation of these measures contemplates tax effects as a separate reconciling item, where applicable. We have defined all such items as “selected items impacting comparability.” Due to the nature of the selected items, certain selected items impacting comparability may impact certain non-GAAP financial measures, referred to as adjusted results, but not impact other non-GAAP financial measures. We do not necessarily consider all of our selected items impacting comparability to be non-recurring, infrequent or unusual, but we believe that an understanding of these selected items impacting comparability is material to the evaluation of our operating results and prospects.

Although we present selected items impacting comparability that management considers in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions, divestitures, investment capital projects and numerous other factors. These types of variations may not be separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Annual Report on Form 10-K.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Liquidity Measures

Management also uses the non-GAAP financial measures Free Cash Flow and Free Cash Flow After Distributions to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes. Free Cash Flow is defined as Net Cash Provided by Operating Activities, less Net Cash Used in Investing Activities, which primarily includes acquisition, investment and maintenance capital expenditures, investments in unconsolidated entities and the impact from the purchase and sale of linefill and base gas, net of proceeds from the sales of assets and further impacted by distributions to, contributions from and proceeds from the sale of noncontrolling interests. Free Cash Flow is further reduced by cash distributions paid to our preferred and common unitholders to arrive at Free Cash Flow After Distributions.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this release consist of forward-looking statements that involve certain risks and uncertainties that could cause actual results or outcomes to differ materially from results or outcomes anticipated in the forward-looking statements. These risks and uncertainties include, among other things, the following:

Factors Related Primarily to the COVID-19 Pandemic:

•further declines in global crude oil demand and crude oil prices that correspondingly lead to a significant reduction of domestic crude oil, natural gas liquids (“NGL”) and natural gas production (whether due to reduced producer cash flow to fund drilling activities or the inability of producers to access capital, or both, the unavailability of pipeline and/or storage capacity, the shutting-in of production by producers, government-mandated pro-ration orders, or other factors), which in turn could result in significant declines in the actual or expected volume of crude oil and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets and/or the reduction of commercial opportunities that might otherwise be available to us;
•uncertainty regarding the future impacts of COVID-19, which may depend on the development, deployment and effectiveness of vaccines; treatments and testing protocols; mutations of the virus resulting in increased transmissibility or severity of the disease or decreasing the effectiveness of vaccines or treatments; the capacity of our healthcare systems and public health infrastructure to manage current and future outbreaks; and various political and economic restrictions;
•uncertainty regarding the timing, pace and extent of an economic recovery in the United States and elsewhere, which in turn will likely affect demand for crude oil and therefore the demand for the midstream services we provide and the commercial opportunities available to us;
•the timing of a return to market conditions that are more conducive to an increase in drilling and production activities in the United States and a resulting increase in demand for the midstream services we provide;
•the refusal or inability of our customers or counterparties to perform their obligations under their contracts with us (including commercial contracts, asset sale agreements and other agreements), whether justified or not and whether due to financial constraints (reduced creditworthiness, liquidity issues or insolvency), market constraints, legal constraints (including governmental orders or guidance), the exercise of contractual or common law rights that allegedly excuse their performance (such as force majeure or similar claims) or other factors;
•our inability to perform our obligations under our contracts, whether due to non-performance by third parties, including our customers or counterparties, market constraints, third-party constraints, legal constraints (including governmental orders or guidance), or other factors;
•disruptions to futures markets for crude oil, NGL and other petroleum products, which may impair our ability to execute our commercial or hedging strategies;
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

General Factors:

•the effects of competition, including the effects of capacity overbuild in areas where we operate;
•negative societal sentiment regarding the hydrocarbon energy industry and the continued development and consumption of hydrocarbons, which could influence consumer preferences and governmental or regulatory actions in ways that adversely impact our business;
•unanticipated changes in crude oil and NGL market structure, grade differentials and volatility (or lack thereof);
•environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves;
•fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, NGL and natural gas and resulting changes in pricing conditions or transportation throughput requirements;
•maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties;
•the occurrence of a natural disaster, catastrophe, terrorist attack (including eco-terrorist attacks) or other event that materially impacts our operations, including cyber or other attacks on our electronic and computer systems;
•our inability to reduce capital expenditures and other costs and expenses and to sustain reduced spending levels to the extent forecasted, whether due to the incurrence of unexpected or unplanned expenditures, third-party claims or other factors;
•the successful integration and future performance of acquired assets or businesses and the successful operation of joint ventures and joint operating arrangements we enter into from time to time, whether relating to assets operated by us or by third parties;
•failure to implement or capitalize, or delays in implementing or capitalizing, on investment capital projects, whether due to permitting delays, permitting withdrawals or other factors;
•shortages or cost increases of supplies, materials or labor;
•the impact of current and future laws, rulings, governmental regulations, accounting standards and statements, and related interpretations, including legislation or regulatory initiatives that prohibit, restrict or regulate hydraulic fracturing or that prohibit the development of oil and gas resources and the related infrastructure on lands dedicated to our pipelines;
•tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, investment capital projects, working capital requirements and the repayment or refinancing of indebtedness;
•inability of producers, who have made commitments to our pipelines, to access capital to fund their drilling and completion activities;
•general economic, market or business conditions (both within the United States and globally and including the potential for a recession or significant slowdown in economic activity levels) and the amplification of other risks caused by volatile financial markets, capital constraints and liquidity concerns;
•the availability of, and our ability to consummate, divestitures, joint ventures, acquisitions or other strategic opportunities;
•the use or availability of third-party assets upon which our operations depend and over which we have little or no control;
•the currency exchange rate of the Canadian dollar;
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

•continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business;
•inability to recognize current revenue attributable to deficiency payments received from customers who fail to ship or move more than minimum contracted volumes until the related credits expire or are used;
•non-utilization of our assets and facilities;
•increased costs, or lack of availability, of insurance;
•weather interference with business operations or project construction, including the impact of extreme weather events or conditions;
•the effectiveness of our risk management activities;
•fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans;
•risks related to the development and operation of our assets, including our ability to satisfy our contractual obligations to our customers; and
•other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, as well as in the storage of natural gas and the processing, transportation, fractionation, storage and marketing of NGL as discussed in the Partnerships’ filings with the Securities and Exchange Commission.

PAA is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil, NGL and natural gas. PAA owns an extensive network of pipeline transportation, terminalling, storage and gathering assets in key crude oil and NGL producing basins and transportation corridors and at major market hubs in the United States and Canada. On average, PAA handles more than 6 million barrels per day of crude oil and NGL in its Transportation segment. PAA is headquartered in Houston, Texas. More information is available at www.plainsallamerican.com.

PAGP is a publicly traded entity that owns an indirect, non-economic controlling general partner interest in PAA and an indirect limited partner interest in PAA, one of the largest energy infrastructure and logistics companies in North America. PAGP is headquartered in Houston, Texas. More information is available at www.plainsallamerican.com.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per unit data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
REVENUES	$5,963	$9,154	$23,290	$33,669

COSTS AND EXPENSES
Purchases and related costs	5,432	8,234	20,431	29,452
Field operating costs	265	320	1,076	1,303
General and administrative expenses	70	72	271	297
Depreciation and amortization	160	163	653	601
(Gains)/losses on asset sales and asset impairments, net	101	34	719	28
Goodwill impairment losses	—	—	2,515	—
Total costs and expenses	6,028	8,823	25,665	31,681

OPERATING INCOME/(LOSS)	(65)	331	(2,375)	1,988

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	75	115	355	388
Gain on/(impairment of) investments in unconsolidated entities, net	—	—	(182)	271
Interest expense, net	(108)	(114)	(436)	(425)
Other income, net	47	—	39	24

INCOME/(LOSS) BEFORE TAX	(51)	332	(2,599)	2,246
Current income tax expense	(12)	(40)	(51)	(112)
Deferred income tax benefit	38	15	70	46

NET INCOME/(LOSS)	(25)	307	(2,580)	2,180
Net income attributable to noncontrolling interests	(3)	(1)	(10)	(9)
NET INCOME/(LOSS) ATTRIBUTABLE TO PAA	$(28)	$306	$(2,590)	$2,171

NET INCOME/(LOSS) PER COMMON UNIT:
Net income/(loss) allocated to common unitholders — Basic	$(78)	$256	$(2,790)	$1,967
Basic weighted average common units outstanding	726	728	728	727
Basic net income/(loss) per common unit	$(0.11)	$0.35	$(3.83)	$2.70

Net income/(loss) allocated to common unitholders — Diluted	$(78)	$256	$(2,790)	$2,119
Diluted weighted average common units outstanding	726	729	728	800
Diluted net income/(loss) per common unit	$(0.11)	$0.35	$(3.83)	$2.65

NON-GAAP ADJUSTED RESULTS
(in millions, except per unit data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Adjusted net income attributable to PAA	$261	$517	$1,331	$2,063

Diluted adjusted net income per common unit	$0.29	$0.63	$1.55	$2.51

Adjusted EBITDA	$559	$860	$2,560	$3,237
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in millions)

	December 31, 2020	December 31, 2019
ASSETS
Current assets	$3,665	$4,612
Property and equipment, net	14,611	15,355
Investments in unconsolidated entities	3,764	3,683
Goodwill	—	2,540
Linefill and base gas	982	981
Long-term operating lease right-of-use assets, net	378	466
Long-term inventory	130	182
Other long-term assets, net	967	858
Total assets	$24,497	$28,677

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$4,253	$5,017
Senior notes, net	9,071	8,939
Other long-term debt, net	311	248
Long-term operating lease liabilities	317	387
Other long-term liabilities and deferred credits	807	891
Total liabilities	14,759	15,482

Partners’ capital excluding noncontrolling interests	9,593	13,062
Noncontrolling interests	145	133
Total partners’ capital	9,738	13,195
Total liabilities and partners’ capital	$24,497	$28,677

DEBT CAPITALIZATION RATIOS
(in millions)

	December 31, 2020	December 31, 2019
Short-term debt	$831	$504
Long-term debt	9,382	9,187
Total debt	$10,213	$9,691

Long-term debt	$9,382	$9,187
Partners’ capital	9,738	13,195
Total book capitalization	$19,120	$22,382
Total book capitalization, including short-term debt	$19,951	$22,886

Long-term debt-to-total book capitalization	49%	41%
Total debt-to-total book capitalization, including short-term debt	51%	42%

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME/(LOSS) PER COMMON UNIT (1)
(in millions, except per unit data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Basic Net Income/(Loss) per Common Unit
Net income/(loss) attributable to PAA	$(28)	$306	$(2,590)	$2,171
Distributions to Series A preferred unitholders	(37)	(37)	(149)	(149)
Distributions to Series B preferred unitholders	(12)	(12)	(49)	(49)
Other	(1)	(1)	(2)	(6)
Net income/(loss) allocated to common unitholders	$(78)	$256	$(2,790)	$1,967

Basic weighted average common units outstanding	726	728	728	727

Basic net income/(loss) per common unit	$(0.11)	$0.35	$(3.83)	$2.70

Diluted Net Income/(Loss) per Common Unit
Net income/(loss) attributable to PAA	$(28)	$306	$(2,590)	$2,171
Distributions to Series A preferred unitholders	(37)	(37)	(149)	—
Distributions to Series B preferred unitholders	(12)	(12)	(49)	(49)
Other	(1)	(1)	(2)	(3)
Net income/(loss) allocated to common unitholders	$(78)	$256	$(2,790)	$2,119

Basic weighted average common units outstanding	726	728	728	727
Effect of dilutive securities:
Series A preferred units (2)	—	—	—	71
Equity-indexed compensation plan awards (3)	—	1	—	2
Diluted weighted average common units outstanding	726	729	728	800

Diluted net income/(loss) per common unit	$(0.11)	$0.35	$(3.83)	$2.65

(1)We calculate net income/(loss) allocated to common unitholders based on the distributions pertaining to the current period’s net income (whether paid in cash or in-kind). After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(2)The possible conversion of our Series A preferred units was excluded from the calculation of diluted net income/(loss) per common unit for the three and twelve months ended December 31, 2020 and the three months ended December 31, 2019 as the effect was antidilutive.
(3)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB. For the three and twelve months ended December 31, 2020, the effect of equity-indexed compensation plan awards was antidilutive.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Selected Items Impacting Comparability: (1)
Losses from derivative activities, net of inventory valuation adjustments (2)	$(258)	$(234)	$(460)	$(158)
Long-term inventory costing adjustments (3)	21	22	(44)	20
Deficiencies under minimum volume commitments, net (4)	(5)	8	(74)	18
Equity-indexed compensation expense (5)	(5)	(4)	(19)	(17)
Net gain on foreign currency revaluation (6)	28	7	16	1
Line 901 incident (7)	—	—	—	(10)
Significant acquisition-related expenses (8)	—	—	(3)	—
Net gain on early repayment of senior notes (9)	—	—	3	—
Selected items impacting comparability - Adjusted EBITDA	$(219)	$(201)	$(581)	$(146)
Losses from derivative activities (2)	—	—	—	(1)
Gain on/(impairment of) investments in unconsolidated entities, net	—	—	(182)	271
Gains/(losses) on asset sales and asset impairments, net	(101)	(34)	(719)	(28)
Goodwill impairment losses	—	—	(2,515)	—
Tax effect on selected items impacting comparability	31	24	76	12
Selected items impacting comparability - Adjusted net income attributable to PAA	$(289)	$(211)	$(3,921)	$108

(1)Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.
(2)We use derivative instruments for risk management purposes and our related processes include specific identification of hedging instruments to an underlying hedged transaction. Although we identify an underlying transaction for each derivative instrument we enter into, there may not be an accounting hedge relationship between the instrument and the underlying transaction. In the course of evaluating our results of operations, we identify the earnings that were recognized during the period related to derivative instruments for which the identified underlying transaction does not occur in the current period and exclude the related gains and losses in determining adjusted results. In addition, we exclude gains and losses on derivatives that are related to investing activities, such as the purchase of linefill. We also exclude the impact of corresponding inventory valuation adjustments, as applicable.
(3)We carry crude oil and NGL inventory that is comprised of minimum working inventory requirements in third-party assets and other working inventory that is needed for our commercial operations. We consider this inventory necessary to conduct our operations and we intend to carry this inventory for the foreseeable future. Therefore, we classify this inventory as long-term on our balance sheet and do not hedge the inventory with derivative instruments (similar to linefill in our own assets). We treat the impact of changes in the average cost of the long-term inventory (that result from fluctuations in market prices) and write-downs of such inventory that result from price declines as a selected item impacting comparability.
(4)We, and certain of our equity method investments, have certain agreements that require counterparties to deliver, transport or throughput a minimum volume over an agreed upon period. Substantially all of such agreements were entered into with counterparties to economically support the return on capital expenditure necessary to construct the related asset. Some of these agreements include make-up rights if the minimum volume is not met. We, or our equity method investees, record a receivable from the counterparty in the period that services are provided or when the transaction occurs, including amounts for deficiency obligations from counterparties associated with minimum volume commitments. If a counterparty has a make-up right associated with a deficiency, we, or our equity method investees, defer the revenue attributable to the counterparty’s make-up right and subsequently recognize the revenue at the earlier of when the deficiency volume is delivered or shipped, when the make-up right expires or when it is determined that the counterparty’s ability to utilize the make-up right is remote. We include the impact of amounts billed to counterparties for their deficiency obligation, net of applicable amounts subsequently recognized into revenue or equity earnings, as a selected item impacting comparability. We believe the inclusion of the contractually committed revenues associated with that period is meaningful to investors as the related asset has been constructed, is standing ready to provide the committed service and the fixed operating costs are included in the current period results.
(5)Our total equity-indexed compensation expense includes expense associated with awards that will or may be settled in units and awards that will or may be settled in cash. The awards that will or may be settled in units are included in our diluted net income per unit calculation when the applicable performance criteria have been met. We consider the compensation expense associated with these awards as a selected item impacting comparability as the dilutive impact of the outstanding awards is included in our diluted net income per unit calculation, as applicable, and the majority of the awards are expected to be settled in units. The portion of compensation expense associated with awards that are certain to be settled in cash is not considered a selected item impacting comparability.
(6)During the periods presented, there were fluctuations in the value of the Canadian dollar to the U.S. dollar, resulting in the realization of foreign exchange gains and losses on the settlement of foreign currency transactions as well as the revaluation of monetary assets and liabilities denominated in a foreign currency. These gains and losses are not integral to our core operating performance and were thus classified as a selected item impacting comparability.
(7)Includes costs recognized during the period related to the Line 901 incident that occurred in May 2015, net of amounts we believe are probable of recovery from insurance.
(8)Includes acquisition-related expenses associated with the acquisition of Felix Midstream LLC in February 2020.
(9)Includes net gains recognized in connection with the repurchase of our outstanding senior notes on the open market.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED ADJUSTED NET INCOME PER COMMON UNIT (1)
(in millions, except per unit data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Basic Adjusted Net Income per Common Unit
Net income/(loss) attributable to PAA	$(28)	$306	$(2,590)	$2,171
Selected items impacting comparability - Adjusted net income attributable to PAA (2)	289	211	3,921	(108)
Adjusted net income attributable to PAA	$261	$517	$1,331	$2,063
Distributions to Series A preferred unitholders	(37)	(37)	(149)	(149)
Distributions to Series B preferred unitholders	(12)	(12)	(49)	(49)
Other	(1)	(2)	(4)	(6)
Adjusted net income allocated to common unitholders	$211	$466	$1,129	$1,859

Basic weighted average common units outstanding	726	728	728	727

Basic adjusted net income per common unit	$0.29	$0.64	$1.55	$2.56

Diluted Adjusted Net Income per Common Unit
Net income/(loss) attributable to PAA	$(28)	$306	$(2,590)	$2,171
Selected items impacting comparability - Adjusted net income attributable to PAA (2)	289	211	3,921	(108)
Adjusted net income attributable to PAA	$261	$517	$1,331	$2,063
Distributions to Series A preferred unitholders	(37)	—	(149)	—
Distributions to Series B preferred unitholders	(12)	(12)	(49)	(49)
Other	(1)	(1)	(2)	(3)
Adjusted net income allocated to common unitholders	$211	$504	$1,131	$2,011

Basic weighted average common units outstanding	726	728	728	727
Effect of dilutive securities:
Series A preferred units (3)	—	71	—	71
Equity-indexed compensation plan awards (4)	—	1	—	2
Diluted weighted average common units outstanding	726	800	728	800

Diluted adjusted net income per common unit	$0.29	$0.63	$1.55	$2.51

(1)We calculate adjusted net income allocated to common unitholders based on the distributions pertaining to the current period’s net income (whether paid in cash or in-kind). After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(2)Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.
(3)The possible conversion of our Series A preferred units were excluded from the calculation of diluted net income per common unit for the three and twelve months ended December 31, 2020 as the effect was antidilutive.
(4)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB. For the three months ended December 31, 2020, there were no potentially dilutive equity-indexed compensation plan awards and for the twelve months ended December 31, 2020, the effect of equity-indexed compensation plan awards was antidilutive.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS

Net Income/(Loss) Per Common Unit to Adjusted Net Income Per Common Unit Reconciliations:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Basic net income/(loss) per common unit	$(0.11)	$0.35	$(3.83)	$2.70
Selected items impacting comparability per common unit (1)	0.40	0.29	5.38	(0.14)
Basic adjusted net income per common unit	$0.29	$0.64	$1.55	$2.56

Diluted net income/(loss) per common unit	$(0.11)	$0.35	$(3.83)	$2.65
Selected items impacting comparability per common unit (1)	0.40	0.28	5.38	(0.14)
Diluted adjusted net income per common unit	$0.29	$0.63	$1.55	$2.51

(1)See the “Selected Items Impacting Comparability” and the “Computation of Basic and Diluted Adjusted Net Income Per Common Unit” tables for additional information.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS (continued)
(in millions, except per unit and ratio data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net Income/(Loss) to Adjusted EBITDA and Implied DCF Reconciliation
Net Income/(Loss)	$(25)	$307	$(2,580)	$2,180
Interest expense, net	108	114	436	425
Income tax expense/(benefit)	(26)	25	(19)	66
Depreciation and amortization	160	163	653	601
(Gains)/losses on asset sales and asset impairments, net	101	34	719	28
Goodwill impairment losses	—	—	2,515	—
(Gain on)/impairment of investments in unconsolidated entities, net	—	—	182	(271)
Depreciation and amortization of unconsolidated entities (1)	22	16	73	62
Selected items impacting comparability - Adjusted EBITDA (2)	219	201	581	146
Adjusted EBITDA	$559	$860	$2,560	$3,237
Interest expense, net of certain non-cash items (3)	(102)	(110)	(415)	(407)
Maintenance capital	(59)	(84)	(216)	(287)
Current income tax expense	(12)	(40)	(51)	(112)
Distributions from unconsolidated entities in excess of/(less than) adjusted equity earnings (4)	6	(37)	13	(49)
Distributions to noncontrolling interests (5)	(4)	(2)	(10)	(6)
Implied DCF	$388	$587	$1,881	$2,376
Preferred unit distributions paid (6)	(62)	(62)	(198)	(198)
Implied DCF Available to Common Unitholders	$326	$525	$1,683	$2,178

Weighted Average Common Units Outstanding	726	728	728	727
Weighted Average Common Units and Common Equivalent Units	797	799	799	798

Implied DCF per Common Unit (7)	$0.45	$0.72	$2.31	$2.99
Implied DCF per Common Unit and Common Equivalent Unit (8)	$0.46	$0.71	$2.29	$2.91

Cash Distribution Paid per Common Unit	$0.18	$0.36	$0.90	$1.38
Common Unit Cash Distributions (5)	$131	$262	$655	$1,004
Common Unit Distribution Coverage Ratio	2.49x	2.00x	2.57x	2.17x

Implied DCF Excess	$195	$263	$1,028	$1,174

(1)Adjustment to exclude our proportionate share of depreciation and amortization expense of unconsolidated entities.
(2)Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.
(3)Excludes certain non-cash items impacting interest expense such as amortization of debt issuance costs and terminated interest rate swaps.
(4)Comprised of cash distributions received from unconsolidated entities less equity earnings in unconsolidated entities (adjusted for our proportionate share of depreciation and amortization and selected items impacting comparability of unconsolidated entities).
(5)Cash distributions paid during the period presented.
(6)Cash distributions paid to our preferred unitholders during the period presented.
(7)Implied DCF Available to Common Unitholders for the period divided by the weighted average common units outstanding for the period.
(8)Implied DCF Available to Common Unitholders for the period, adjusted for Series A preferred unit cash distributions paid, divided by the weighted average common units and common equivalent units outstanding for the period. Our Series A preferred units are convertible into common units, generally on a one-for-one basis and subject to customary anti-dilution adjustments, in whole or in part, subject to certain minimum conversion amounts.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS (continued)

Net Income/(Loss) Per Common Unit to Implied DCF Per Common Unit and Common Equivalent Unit Reconciliations:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Basic net income/(loss) per common unit	$(0.11)	$0.35	$(3.83)	$2.70
Reconciling items per common unit (1) (2)	0.56	0.37	6.14	0.29
Implied DCF per common unit	$0.45	$0.72	$2.31	$2.99

Basic net income/(loss) per common unit	$(0.11)	$0.35	$(3.83)	$2.70
Reconciling items per common unit and common equivalent unit (1) (3)	0.57	0.36	6.12	0.21
Implied DCF per common unit and common equivalent unit	$0.46	$0.71	$2.29	$2.91

(1)Represents adjustments to Net Income to calculate Implied DCF Available to Common Unitholders. See the “Net Income/(Loss) to Adjusted EBITDA and Implied DCF Reconciliation” table for additional information.
(2)Based on weighted average common units outstanding for the period of 726 million, 728 million, 728 million and 727 million, respectively.
(3)Based on weighted average common units outstanding for the period, as well as weighted average Series A preferred units outstanding of 71 million for each of the periods presented.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS (continued)
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Free Cash Flow and Free Cash Flow After Distributions Reconciliation (1):
Net cash provided by operating activities	$258	$726	$1,514	$2,504
Adjustments to reconcile net cash provided by operating activities to free cash flow:
Net cash used in investing activities	(27)	(398)	(1,093)	(1,765)
Cash contributions from noncontrolling interests	1	—	12	—
Cash distributions paid to noncontrolling interests (2)	(4)	(2)	(10)	(6)
Sale of noncontrolling interest in a subsidiary	—	—	—	128
Free cash flow	$228	$326	$423	$861
Cash distributions (3)	(193)	(324)	(853)	(1,202)
Free cash flow after distributions	$35	$2	$(430)	$(341)

(1)Management uses the Non-GAAP financial measures Free Cash Flow and Free Cash Flow After Distributions to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes.
(2)Cash distributions paid during the period presented.
(3)Cash distributions paid to preferred and common unitholders during the period.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT
(in millions)

	Three Months Ended December 31, 2020			Three Months Ended December 31, 2019
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics
Revenues (1)	$491	$277	$5,688	$608	$291	$8,796
Purchases and related costs (1)	(45)	(3)	(5,873)	(89)	(5)	(8,677)
Field operating costs (1) (2)	(144)	(82)	(43)	(168)	(93)	(63)
Segment general and administrative expenses (2) (3)	(25)	(21)	(24)	(24)	(20)	(28)
Equity earnings in unconsolidated entities	74	1	—	115	—	—

Adjustments: (4)
Depreciation and amortization of unconsolidated entities	22	—	—	15	1	—
Losses from derivative activities, net of inventory valuation adjustments	—	1	270	—	1	218
Long-term inventory costing adjustments	—	—	(21)	—	—	(22)
Deficiencies under minimum volume commitments, net	7	(2)	—	(8)	—	—
Equity-indexed compensation expense	3	1	1	2	1	1
Net loss on foreign currency revaluation	—	—	6	—	—	7
Segment Adjusted EBITDA	$383	$172	$4	$451	$176	$232

Maintenance capital	$38	$11	$10	$52	$23	$9

(1)Includes intersegment amounts.
(2)Field operating costs and Segment general and administrative expenses include equity-indexed compensation expense.
(3)Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.
(4)Represents adjustments utilized by our CODM in the evaluation of segment results. Many of these adjustments are also considered selected items impacting comparability when calculating consolidated non-GAAP financial measures such as Adjusted EBITDA. See the “Selected Items Impacting Comparability” table for additional discussion.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT
(in millions)

	Twelve Months Ended December 31, 2020			Twelve Months Ended December 31, 2019
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics
Revenues (1)	$2,020	$1,138	$22,059	$2,320	$1,171	$32,276
Purchases and related costs (1)	(229)	(15)	(22,099)	(244)	(15)	(31,276)
Field operating costs (1) (2)	(584)	(316)	(191)	(700)	(360)	(258)
Segment general and administrative expenses (2) (3)	(98)	(84)	(89)	(104)	(83)	(110)
Equity earnings in unconsolidated entities	350	5	—	388	—	—

Adjustments: (4)
Depreciation and amortization of unconsolidated entities	71	2	—	61	1	—
(Gains)/losses from derivative activities, net of inventory valuation adjustments	1	(5)	484	—	(13)	173
Long-term inventory costing adjustments	—	—	44	—	—	(20)
Deficiencies under minimum volume commitments, net	71	2	1	(18)	—	—
Equity-indexed compensation expense	11	4	4	9	4	4
Net (gain)/loss on foreign currency revaluation	—	—	(3)	—	—	14
Line 901 incident	—	—	—	10	—	—
Significant acquisition-related expenses	3	—	—	—	—	—
Segment Adjusted EBITDA	$1,616	$731	$210	$1,722	$705	$803

Maintenance capital	$136	$51	$29	$161	$97	$29

(1)Includes intersegment amounts.
(2)Field operating costs and Segment general and administrative expenses include equity-indexed compensation expense.
(3)Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.
(4)Represents adjustments utilized by our CODM in the evaluation of segment results. Many of these adjustments are also considered selected items impacting comparability when calculating consolidated non-GAAP financial measures such as Adjusted EBITDA. See the “Selected Items Impacting Comparability” table for additional discussion.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

OPERATING DATA BY SEGMENT (1)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Transportation segment (average daily volumes in thousands of barrels per day):
Tariff activities volumes
Crude oil pipelines (by region):
Permian Basin (2)	4,188	5,052	4,427	4,690
South Texas / Eagle Ford (2)	372	446	380	446
Central (2)	367	420	379	498
Gulf Coast	138	179	134	165
Rocky Mountain (2)	224	275	245	293
Western	242	203	223	198
Canada	304	336	294	323
Crude oil pipelines	5,835	6,911	6,082	6,613
NGL pipelines	177	184	184	192
Tariff activities total volumes	6,012	7,095	6,266	6,805
Trucking volumes	70	96	74	88
Transportation segment total volumes	6,082	7,191	6,340	6,893

Facilities segment (average monthly volumes):
Liquids storage (average monthly capacity in millions of barrels) (3)	105	111	109	110
Natural gas storage (average monthly working capacity in billions of cubic feet)	68	63	66	63
NGL fractionation (average volumes in thousands of barrels per day)	129	142	129	144
Facilities segment total volumes (average monthly volumes in millions of barrels) (4)	121	126	124	125

Supply and Logistics segment (average daily volumes in thousands of barrels per day):
Crude oil lease gathering purchases	1,155	1,271	1,174	1,162
NGL sales	178	221	144	207
Supply and Logistics segment total volumes	1,333	1,492	1,318	1,369

(1)Average volumes are calculated as the total volumes (attributable to our interest) for the period divided by the number of days or months in the period.
(2)Region includes volumes (attributable to our interest) from pipelines owned by unconsolidated entities.
(3)Includes volumes (attributable to our interest) from facilities owned by unconsolidated entities.
(4)Facilities segment total volumes are calculated as the sum of: (i) liquids storage capacity; (ii) natural gas storage working capacity divided by 6 to account for the 6:1 mcf of natural gas to crude Btu equivalent ratio and further divided by 1,000 to convert to monthly volumes in millions; and (iii) NGL fractionation volumes multiplied by the number of days in the period and divided by the number of months in the period.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP SEGMENT RECONCILIATIONS
(in millions)
Fee-based Segment Adjusted EBITDA to Adjusted EBITDA Reconciliations:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Transportation Segment Adjusted EBITDA	$383	$451	$1,616	$1,722
Facilities Segment Adjusted EBITDA	172	176	731	705
Fee-based Segment Adjusted EBITDA	$555	$627	$2,347	$2,427
Supply and Logistics Segment Adjusted EBITDA	4	232	210	803
Adjusted other income, net (1)	—	1	3	7
Adjusted EBITDA (2)	$559	$860	$2,560	$3,237

(1)Represents “Other income, net” as reported on our Condensed Consolidated Statements of Operations, adjusted for selected items impacting comparability of $(47) million, $1 million, $(36) million and $(17) million for the three and twelve months ended December 31, 2020 and 2019, respectively. See the “Selected Items Impacting Comparability” table for additional information.
(2)See the “Net Income/(Loss) to Adjusted EBITDA and Implied DCF Reconciliation” table for reconciliation to Net Income/(Loss).

Reconciliation of Segment Adjusted EBITDA to Segment Adjusted EBITDA further adjusted for impact of divested assets:

	Three Months Ended December 31, 2020			Three Months Ended December 31, 2019
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics
Segment Adjusted EBITDA	$383	$172	$4	$451	$176	$232
Impact of divested assets (1)	—	(1)	—	(4)	(16)	—
Segment Adjusted EBITDA further adjusted for impact of divested assets	$383	$171	$4	$447	$160	$232

	Twelve Months Ended December 31, 2020			Twelve Months Ended December 31, 2019
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics
Segment Adjusted EBITDA	$1,616	$731	$210	$1,722	$705	$803
Impact of divested assets (1)	(1)	(43)	—	(14)	(60)	—
Segment Adjusted EBITDA further adjusted for impact of divested assets	$1,615	$688	$210	$1,708	$645	$803

(1)Estimated impact of divestitures completed during 2019 and 2020, assuming an effective date of January 1, 2019. Divested assets primarily included certain NGL storage terminals and Los Angeles Basin crude oil storage terminals that were previously included in our Facilities segment and the sale of a portion of our interest in a joint venture pipeline that was previously reported in our Transportation segment.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended December 31, 2020			Three Months Ended December 31, 2019
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$5,963	$—	$5,963	$9,154	$—	$9,154

COSTS AND EXPENSES
Purchases and related costs	5,432	—	5,432	8,234	—	8,234
Field operating costs	265	—	265	320	—	320
General and administrative expenses	70	1	71	72	1	73
Depreciation and amortization	160	1	161	163	1	164
(Gains)/losses on asset sales and asset impairments, net	101	—	101	34	—	34
Total costs and expenses	6,028	2	6,030	8,823	2	8,825

OPERATING INCOME/(LOSS)	(65)	(2)	(67)	331	(2)	329

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	75	—	75	115	—	115
Interest expense, net	(108)	—	(108)	(114)	—	(114)
Other income, net	47	—	47	—	—	—

INCOME/(LOSS) BEFORE TAX	(51)	(2)	(53)	332	(2)	330
Current income tax expense	(12)	—	(12)	(40)	—	(40)
Deferred income tax (expense)/benefit	38	4	42	15	(14)	1

NET INCOME/(LOSS)	(25)	2	(23)	307	(16)	291
Net (income)/loss attributable to noncontrolling interests	(3)	6	3	(1)	(242)	(243)
NET INCOME/(LOSS) ATTRIBUTABLE TO PAGP	$(28)	$8	$(20)	$306	$(258)	$48

BASIC NET INCOME/(LOSS) PER CLASS A SHARE			$(0.11)			$0.26

DILUTED NET INCOME/(LOSS) PER CLASS A SHARE			$(0.11)			$0.26

BASIC WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING			191			182

DILUTED WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING			191			182

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Twelve Months Ended December 31, 2020			Twelve Months Ended December 31, 2019
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$23,290	$—	$23,290	$33,669	$—	$33,669

COSTS AND EXPENSES
Purchases and related costs	20,431	—	20,431	29,452	—	29,452
Field operating costs	1,076	—	1,076	1,303	—	1,303
General and administrative expenses	271	5	276	297	5	302
Depreciation and amortization	653	3	656	601	3	604
(Gains)/losses on asset sales and asset impairments, net	719	—	719	28	—	28
Goodwill impairment losses	2,515	—	2,515	—	—	—
Total costs and expenses	25,665	8	25,673	31,681	8	31,689

OPERATING INCOME/(LOSS)	(2,375)	(8)	(2,383)	1,988	(8)	1,980

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	355	—	355	388	—	388
Gain on/(impairment of) investments in unconsolidated entities, net	(182)	—	(182)	271	—	271
Interest expense, net	(436)	—	(436)	(425)	—	(425)
Other income, net	39	—	39	24	—	24

INCOME/(LOSS) BEFORE TAX	(2,599)	(8)	(2,607)	2,246	(8)	2,238
Current income tax expense	(51)	—	(51)	(112)	—	(112)
Deferred income tax (expense)/benefit	70	148	218	46	(110)	(64)

NET INCOME/(LOSS)	(2,580)	140	(2,440)	2,180	(118)	2,062
Net (income)/loss attributable to noncontrolling interests	(10)	1,882	1,872	(9)	(1,722)	(1,731)
NET INCOME/(LOSS) ATTRIBUTABLE TO PAGP	$(2,590)	$2,022	$(568)	$2,171	$(1,840)	$331

BASIC NET INCOME/(LOSS) PER CLASS A SHARE			$(3.06)			$1.97

DILUTED NET INCOME/(LOSS) PER CLASS A SHARE			$(3.07)			$1.96

BASIC WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING			186			168

DILUTED WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING			246			170

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING BALANCE SHEET DATA
(in millions)

	December 31, 2020			December 31, 2019
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
ASSETS
Current assets	$3,665	$3	$3,668	$4,612	$2	$4,614
Property and equipment, net	14,611	9	14,620	15,355	12	15,367
Investments in unconsolidated entities	3,764	—	3,764	3,683	—	3,683
Goodwill	—	—	—	2,540	—	2,540
Deferred tax asset	—	1,444	1,444	—	1,280	1,280
Linefill and base gas	982	—	982	981	—	981
Long-term operating lease right-of-use assets, net	378	—	378	466	—	466
Long-term inventory	130	—	130	182	—	182
Other long-term assets, net	967	(2)	965	858	(2)	856
Total assets	$24,497	$1,454	$25,951	$28,677	$1,292	$29,969

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$4,253	$2	$4,255	$5,017	$2	$5,019
Senior notes, net	9,071	—	9,071	8,939	—	8,939
Other long-term debt, net	311	—	311	248	—	248
Long-term operating lease liabilities	317	—	317	387	—	387
Other long-term liabilities and deferred credits	807	—	807	891	—	891
Total liabilities	14,759	2	14,761	15,482	2	15,484

Partners’ capital excluding noncontrolling interests	9,593	(8,129)	1,464	13,062	(10,907)	2,155
Noncontrolling interests	145	9,581	9,726	133	12,197	12,330
Total partners’ capital	9,738	1,452	11,190	13,195	1,290	14,485
Total liabilities and partners’ capital	$24,497	$1,454	$25,951	$28,677	$1,292	$29,969

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME/(LOSS) PER CLASS A SHARE
(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Basic Net Income/(Loss) per Class A Share
Net income/(loss) attributable to PAGP	$(20)	$48	$(568)	$331
Basic weighted average Class A shares outstanding	191	182	186	168

Basic net income/(loss) per Class A share	$(0.11)	$0.26	$(3.06)	$1.97

Diluted Net Income/(Loss) per Class A Share
Net income/(loss) attributable to PAGP	$(20)	$48	$(568)	$331
Incremental net income/(loss) attributable to PAGP resulting from assumed exchange of AAP units and AAP Management Units	—	—	(189)	2
Net income/(loss) attributable to PAGP including incremental net income/(loss) from assumed exchange of AAP units and AAP Management Units	$(20)	$48	$(757)	$333

Basic weighted average Class A shares outstanding	191	182	186	168
Dilutive shares resulting from assumed exchange of AAP units and AAP Management Units	—	—	60	2
Diluted weighted average Class A shares outstanding	191	182	246	170

Diluted net income/(loss) per Class A share (1)	$(0.11)	$0.26	$(3.07)	$1.96

(1)For the three months ended December 31, 2020 and the three and twelve months ended December 31, 2019, the possible exchange of any AAP units would not have had a dilutive effect on basic net income/(loss) per Class A share. For the three and twelve months ended December 31, 2020 and the three months ended December 31, 2019, the possible exchange of AAP Management units would not have had a dilutive effect on basic net income/(loss) per Class A share.

Contacts:

Roy Lamoreaux
Vice President, Investor Relations, Communications and Government Relations
(866) 809-1291

Brett Magill
Director, Investor Relations
(866) 809-1291

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291